Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

For Tender of Class A Ordinary Shares of

Pathfinder Acquisition Corporation

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M. EASTERN TIME, ON                     , UNLESS THE OFFER PERIOD IS EXTENDED OR TERMINATED (SUCH DATE AND TIME, AS IT MAY BE EXTENDED, THE “EXPIRATION DATE,” AND 11:59 P.M. ON THE EXPIRATION DATE, THE “EXPIRATION TIME”) OR EARLIER TERMINATED.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if you want to tender your Shares (as defined below) but:

•

certificates for your Shares are not immediately available or cannot be delivered to American Stock Transfer & Trust Company, LLC, the depositary for the Offer (the “Depositary”) by the Expiration Time;

•	you cannot comply with the procedures for book-entry transfer by the Expiration Time (set forth in Section 2 of the Offer to Purchase); or

•	your other required documents cannot be delivered to the Depositary by the Expiration Time,

in which case, you can still tender your Shares if you comply with the guaranteed delivery procedures described in Section 2 of the Offer to Purchase, dated                      (together with any amendments or supplements thereto, the “Offer to Purchase”).

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered to the Depositary by hand, mail, overnight courier or fax in accordance with the procedures set forth in the Offer to Purchase prior to the Expiration Timed. See Section 2 of the Offer to Purchase.

Deliver to:

the Depositary for the Offer

If delivering by hand, express mail, courier, or other expedited service:	By Mail:
American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

For this Notice of Guaranteed Delivery to be validly delivered, it must be received by the Depositary at one of the above addresses, or by facsimile at (718) 765-8758, prior to the Expiration Time. Delivery of this instrument to an address other than as set forth above will not constitute a valid delivery. Deliveries to the Purchaser or the Company (as defined below), or D.F. King & Co., Inc., the information agent for the Offer, will not be forwarded to the Depositary and therefore will not constitute valid delivery. Deliveries to The Depository Trust Company (“DTC”) will not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution (as defined below) under the instructions to the Letter of Transmittal, the signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to FP Credit Partners II, L.P. (“FPCP”) and FP Credit Partners Phoenix II, L.P. (“FPCPP” and, together with FPCP, “Purchaser”), upon the terms and subject to the conditions set forth in its Offer to Purchase (as defined above), the related letter of transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal”) and other related materials as may be amended or supplemented from time to time (collectively, with the Offer to Purchase and the Letter of Transmittal, the “Offer”), receipt of which is hereby acknowledged by the undersigned, the number of Class A ordinary shares of Pathfinder Acquisition Corporation, a Cayman Islands Exempted company incorporated with limited liability (“PFDR”), par value $0.0001 per share (each, a “Share,” and collectively, “Shares”), listed below pursuant to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase. Capitalized terms used herein and not defined herein shall have the meanings given to them in the Offer to Purchase. Participants should notify the Depositary (as defined above) prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via The Depository Trust Company’s PTOP platform.

Number of Shares to be tendered:

NOTE: SIGNATURES MUST BE PROVIDED WHERE INDICATED BELOW

PLEASE SIGN ON THIS PAGE

Name(s) of Record Holder(s):
(Please Print)

Signature(s):

Address(es):

(Include Zip Code)

Area code and telephone number:

☐ If delivery will be by book-entry transfer, check this box.

Name of tendering institution:

Account number:

GUARANTEE

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., including the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program and the Stock Exchanges Medallion Program (each, an “Eligible Institution”), hereby guarantees: (i) that the above- named person(s) “own(s)” the Shares being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act, of 1934, as amended (the “Exchange Act”), (ii) that such tender of Shares complies with Rule 14e-4 under the Exchange Act and(iii) it will deliver to the Depositary (at one of its addresses set forth above) either certificate(s) for the Shares tendered hereby, in proper form for transfer, or a confirmation of the book-entry transfer of the Shares into the Depositary’s account at The Depository Trust Company together with a properly completed and duly executed Letter of Transmittal (or a manually signed email thereof) or an Agent’s Message (as defined in the Offer to Purchase) and any other required documents, within two (2) NASDAQ Global Select Market trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution. Participants should notify the Depositary prior to covering through the submission of a physical security directly to the Depositary based on a guaranteed delivery that was submitted via The Depository Trust Company’s PTOP platform.

Name of Eligible Institution Guaranteeing Delivery	Authorized Signature

Address	Name (Print Name)

Zip Code	Title

(Area Code) Telephone No.	Dated: ,

This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS FORM. YOUR SHARE CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL.